UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

March 17, 2015

Date of Report (Date of earliest event reported)

HESKA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-22427	77-0192527
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3760 Rocky Mountain Avenue

Loveland, Colorado 80538

(Address of principal executive offices) (Zip Code)

(970) 493-7272

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02		Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)-(d)	N/A

(e)	On March 17, 2015, the Compensation Committee (the "Committee") of the Board of Directors of Heska Corporation
(the "Company") authorized and approved at a Committee meeting the following issuances of unvested, performance-based, restricted shares of common stock to each of Jason A. Napolitano, Executive Vice President, Chief Financial Officer and Secretary of the Company, Michael J. McGinley, Ph.D., President, Biologicals and Pharmaceuticals of the Company, Steven M. Eyl, Executive Vice President, Commercial Operations, of the Company, Nancy Wisnewski, Ph.D., Executive Vice President, Product Development and Customer Support of the Company; Steven M. Asakowicz, Executive Vice President, Companion Animal Health Sales of the Company and Rodney A. Lippincott, Executive Vice President, Companion Animal Health Sales of the Company. The Committee approved a performance-based restricted stock grant related to the Company’s 2015 Management Incentive Plan (each, an "MIP Grant") and a separate performance-based restricted stock grant unrelated to the MIP Grant (each, a "Performance Grant"), in each case under and pursuant to the Company’s 1997 Stock Incentive Plan.

Each Performance Grant is to vest, if at all, on March 17, 2018, subject to the Company’s achievement of $7 million in Operating Cash Flow, as defined in the underlying Performance Grant agreement, in any of fiscal year 2015, 2016 or 2017, and other vesting provisions, including continued employment through the vesting date, in the Performance Grant agreement, a form of which is included as an exhibit to this current report. Each MIP Grant is to vest, if at all, on the date payouts are to be made under the 2015 Management Incentive Plan ("MIP") and are subject to the Company’s achievement of the financial goals and other vesting provisions, including continued employment through the vesting date, in the related MIP Grant agreement, a form of which is included as an exhibit to this current report. Mr. Napolitano received a Performance Grant of 12,863 shares and an MIP Grant of 4,583 shares, Dr. McGinley received a Performance Grant of 12,863 shares and an MIP Grant of 3,592 shares, Mr. Eyl received a Performance Grant of 5,446 shares and an MIP Grant of 4,340 shares, Dr. Wisnewski received a Performance Grant of 10,892 shares and an MIP Grant of 3,454 shares, Mr. Asakowicz received a Performance Grant of 5,446 shares and an MIP Grant of 4,340 shares, and Mr. Lippincott received a Performance Grant of 5,446 shares and an MIP Grant of 4,340 shares.

The foregoing brief description of the terms and conditions of the Performance Grants and MIP Grants is not complete. Investors and other interested parties are encouraged to review the exhibits to this current report in their entirety for a more complete description of these arrangements because they contain important information not summarized above.

(f)	N/A

Item 9.01		Financial Statements and Exhibits.

(a)-(c)	N/A

(d)	Exhibits.

Exhibit No.		Exhibit Description
99.1		Form of Performance Grant Agreement
99.2		Form of MIP Grant Agreement

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heska Corporation
Dated: March 23, 2015	By:	/s/ Jason A. Napolitano
	Name:	Jason A. Napolitano
	Title:	Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Form of Performance Grant Agreement
99.2	Form of MIP Grant Agreement